Exhibit 99.1

Boise Cascade

1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release
Boise Cascade

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release: August 7, 2008

Boise Cascade Holdings Reports Second Quarter 2008 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a net loss of $15.4 million for the quarter ended June 30, 2008.  While the Company’s core wood products and building materials business was profitable in the quarter, activity associated with the sale of, and 49% equity interest in, Boise Inc. (NYSE ticker BZ) negatively impacted reported results by $20.4 million.  Specifically, the net loss included $8.8 million of loss attributable to BC Holdings’ 49% ownership in Boise Inc., an $8.3 million loss on the sale of the promissory note received from Boise Inc. in conjunction with the disposition of the Company’s paper-related businesses in February 2008, as well as $3.3 million of additional expenses related to the sale of the paper-related businesses.

In the second quarter, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., generated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $13.5 million, which included the negative impact of $3.3 million of additional expenses related to the sale of the paper businesses.  The individual segment results are discussed in more detail below.

“Our building products subsidiary continued to perform well on a relative basis in a tough environment in the second quarter and was cash positive.  We also realized net proceeds of $53 million from the sale of the Boise Inc. note, which allowed us to end the quarter with net debt of $74 million.  We had $3.2 billion of debt following the leveraged buyout in October 2004.  On July 1, 2008, we completed the sale of our Brazilian subsidiary for $47 million, further strengthening our balance sheet and liquidity position,” commented Tom Stephens, chairman and chief executive officer.

- more -

Second Quarter Segment Results

U.S. housing starts declined 30% in the second quarter, dropping from an annualized rate of 1.46 million in the second quarter 2007 to 1.02 million this year.  In the second quarter, mortgage market dislocations, increases in foreclosures, higher inventories of unsold homes, falling median home prices, and a decline in consumer confidence all contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (“BMD”) business during the second quarter were $610 million, compared to $724 million in the second quarter 2007 and $504 million in first quarter 2008.  The 16% decline in sales resulted from a 14% decline in product volumes sold and a 2% decline in product prices relative to second quarter 2007.  The EBITDA generated by BMD fell from $22.2 million in the year-ago quarter to $17.3 million this second quarter.  BMD’s lower sales activity resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery.

Sales in our Wood Products segment during the second quarter were $226 million, compared to $279 million in the year-ago quarter and $199 million in first quarter 2008.  Relative to second quarter 2007, sales of engineered wood products and lumber declined due to lower volumes and prices.  Plywood sales increased as higher volumes more than offset modestly lower prices.  Particleboard sales declined as reduced volumes were only partially offset by higher prices.  Second quarter EBITDA for Wood Products was $3.3 million, down $20.0 million from the $23.3 million reported in second quarter 2007.  The decrease in EBITDA was driven principally by pricing and sales volume declines.

We have been taking rolling curtailments at a number of our Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

Outlook

We did experience moderate seasonal improvement in the second quarter; however, we have not seen a meaningful improvement in end-product demand from single-family housing starts, and we are not expecting that to change over the next several quarters.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  Our need to take rolling production curtailments has continued in the third quarter.  Energy costs remain elevated compared to historical experience, and we expect this to make our efforts to control manufacturing and distribution costs more challenging.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  We also own 49% of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host an audiovisual webcast and conference call on Thursday, August 7, 2008, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the BC Holdings website.  Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise Cascade section) of Boise Cascade’s website.  A replay of the conference call will be available from August 7 at 2:00 p.m. Eastern through September 7 at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 57565932.

Basis of Presentation

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps and contingent value rights), income tax provision, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of a wide range of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2008 (b)	2007	2008
Sales
Trade	$743,402	$1,288,921	$880,800
Related parties	13,786	159,477	95,782
	757,188	1,448,398	976,582
Costs and expenses
Materials, labor, and other operating expenses	649,886	1,270,294	880,658
Materials, labor, and other operating expenses from related parties	23,009	—	6,180
Depreciation, amortization, and depletion	8,684	40,722	10,035
Selling and distribution expenses	57,600	73,620	63,365
General and administrative expenses	7,859	20,210	14,652
General and administrative expenses from related party	2,526	—	978
(Gain) loss on sale of Paper and Packaging & Newsprint assets (a)	3,328	—	(8,063)
Other (income) expense, net (c)	8,635	(5,091)	(942)
	761,527	1,399,755	966,863

Income (loss) from operations	(4,339)	48,643	9,719

Equity in net loss of affiliate (a)	(8,845)	—	(8,552)
Foreign exchange gain (loss)	890	2,020	(613)
Change in fair value of contingent value rights (d)	743	—	(4,773)
Change in fair value of interest rate swaps	—	5,395	(6,284)
Interest expense (e)	(6,427)	(24,352)	(15,381)
Interest income	2,559	642	2,601
	(11,080)	(16,295)	(33,002)

Income (loss) before income taxes	(15,419)	32,348	(23,283)
Income tax (provision) benefit	23	(3,450)	(1,155)
Net income (loss)	$(15,396)	$28,898	$(24,438)

Segment Information

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2008	2007	2008
Segment sales
Building Materials Distribution	$609,978	$723,732	$503,884
Wood Products	226,026	278,658	198,733
Paper	—	401,098	253,508
Packaging & Newsprint	—	192,933	113,485
Intersegment eliminations and other	(78,816)	(148,023)	(93,028)
	$757,188	$1,448,398	$976,582
Segment income (loss)
Building Materials Distribution	$15,330	$20,386	$(1,209)
Wood Products	(3,381)	15,740	(17,100)
Paper	—	13,198	20,718
Packaging & Newsprint	—	2,337	5,685
Corporate and Other (a) (c)	(15,398)	(998)	1,012
	(3,449)	50,663	9,106
Equity in net loss of affiliate (a)	(8,845)	—	(8,552)
Change in fair value of contingent value rights (d)	743	—	(4,773)
Change in fair value of interest rate swaps	—	5,395	(6,284)
Interest expense (e)	(6,427)	(24,352)	(15,381)
Interest income	2,559	642	2,601
Income (loss) before income taxes	$(15,419)	$32,348	$(23,283)

EBITDA (f)
Building Materials Distribution	17,269	$22,246	$714
Wood Products	3,281	23,309	(9,566)
Paper	—	29,311	21,066
Packaging & Newsprint	—	16,228	5,738
Corporate and Other (a) (c)	(15,315)	291	1,189
Equity in net loss of affiliate	(8,845)	—	(8,552)
	$(3,610)	$91,385	$10,589

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Six Months Ended
	June 30
	2008 (b)	2007
Sales
Trade	$1,624,202	$2,452,094
Related parties	109,568	317,272
	1,733,770	2,769,366
Costs and expenses
Materials, labor, and other operating expenses	1,530,544	2,427,193
Materials, labor, and other operating expenses from related parties	29,189	—
Depreciation, amortization, and depletion	18,719	81,082
Selling and distribution expenses	120,965	142,028
General and administrative expenses	22,511	39,705
General and administrative expenses from related party	3,504	—
Gain on sale of Paper and Packaging & Newsprint assets (a)	(4,735)	—
Other (income) expense, net (c)	7,693	(2,545)
	1,728,390	2,687,463

Income from operations	5,380	81,903

Equity in net loss of affiliate (a)	(17,397)	—
Foreign exchange gain	277	2,262
Change in fair value of contingent value rights (d)	(4,030)	—
Change in fair value of interest rate swaps	(6,284)	5,395
Interest expense (e)	(21,808)	(46,695)
Interest income	5,160	1,243
	(44,082)	(37,795)

Income (loss) before income taxes	(38,702)	44,108
Income tax provision	(1,132)	(4,673)
Net income (loss)	$(39,834)	$39,435

Segment Information

(unaudited, in thousands)

	Six Months Ended
	June 30
	2008	2007
Segment sales
Building Materials Distribution	$1,113,862	$1,332,390
Wood Products	424,760	532,581
Paper	253,508	796,132
Packaging & Newsprint	113,485	386,905
Intersegment eliminations and other	(171,845)	(278,642)
	$1,733,770	$2,769,366
Segment income (loss)
Building Materials Distribution	$14,121	$30,841
Wood Products	(20,481)	19,449
Paper	20,718	31,224
Packaging & Newsprint	5,685	10,420
Corporate and Other (a) (c)	(14,386)	(7,769)
	5,657	84,165

Equity in net loss of affiliate (a)	(17,397)	—
Change in fair value of contingent value rights (d)	(4,030)	—
Change in fair value of interest rate swaps	(6,284)	5,395
Interest expense (e)	(21,808)	(46,695)
Interest income	5,160	1,243
Income (loss) before income taxes	$(38,702)	$44,108

EBITDA (f)
Building Materials Distribution	$17,983	$34,577
Wood Products	(6,285)	34,302
Paper	21,066	63,910
Packaging & Newsprint	5,738	37,723
Corporate and Other (a) (c)	(14,126)	(5,265)
Equity in net loss of affiliate	(17,397)	—
	$6,979	$165,247

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2008	2007
ASSETS

Current
Cash and cash equivalents	$240,679	$57,623
Receivables
Trade, less allowances of $2,216 and $1,664	165,480	115,209
Related parties	5,905	9
Other	9,364	7,458
Inventories	310,179	342,015
Assets held for sale	40,528	1,853,039
Other	7,917	5,426
	780,052	2,380,779
Property
Property and equipment, net	292,027	313,117
Fiber farms and timber deposits	9,058	24,010
	301,085	337,127

Investment in equity affiliate (a)	263,476	—
Deferred financing costs	8,548	23,074
Goodwill	12,170	12,170
Intangible assets, net	9,458	9,668
Other assets	7,287	11,374
Total assets	$1,382,076	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (Continued)

(unaudited, in thousands, except for equity units)

	June 30,	December 31,
	2008	2007
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$—	$10,500
Current portion of long-term debt	—	47,250
Accounts payable
Trade	161,036	141,459
Related parties	4,249	43
Accrued liabilities
Compensation and benefits	37,768	36,909
Interest payable	3,979	7,140
Other	69,943	29,959
Liabilities related to assets held for sale	766	331,636
	277,741	604,896
Debt
Long-term debt, less current portion	315,000	1,113,313

Other
Compensation and benefits	46,544	46,981
Other long-term liabilities	11,157	17,097
	57,701	64,078
Redeemable equity units
Series B equity units – 5,082,599 and 16,622,421 units outstanding	5,082	16,992
Series C equity units – 22,769,364 and 39,069,411 units outstanding	7,500	9,489
	12,582	26,481
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	78,140	78,463
Series B equity units – no par value; 550,000,000 units authorized and 530,356,601 units outstanding	640,912	876,693
Series C equity units – no par value; 44,000,000 units authorized	—	10,268
Total capital	719,052	965,424
Total liabilities and capital	$1,382,076	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30
	2008	2007
Cash provided by (used for) operations
Net income (loss)	$(39,834)	$39,435
Items in net income (loss) not using (providing) cash
Equity in net loss of affiliate	17,397	—
Depreciation, depletion, and amortization of deferred financing costs and other	19,456	82,260
Related-party interest income	(2,760)	—
Deferred income taxes	54	1,913
Pension and other postretirement benefit expense	7,787	12,538
Gain on changes in retiree healthcare programs	—	(4,367)
Change in fair value of contingent value rights	4,030	—
Change in fair value of interest rate swaps	6,284	(5,395)
Management equity units expense	1,086	1,550
Gain on sale of assets, net	(8,399)	(799)
Loss on sale of note receivable from related party	8,313	—
Other	(311)	(1,520)
Decrease (increase) in working capital, net of dispositions
Receivables	(80,234)	(73,658)
Inventories	34,555	(365)
Prepaid expenses	(2,324)	(1,456)
Accounts payable and accrued liabilities	17,137	22,336
Pension and other postretirement benefit payments	(20,775)	(524)
Current and deferred income taxes	(1,129)	1,712
Other	303	3,959
Cash provided by (used for) operations	(39,364)	77,619
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	1,226,698	16,903
Proceeds from sale of note receivable from related party	52,781	—
Expenditures for property and equipment	(27,869)	(89,913)
Increase in restricted cash	(183,290)	—
Decrease in restricted cash	183,290	—
Other	(742)	1,291
Cash provided by (used for) investment	1,250,868	(71,719)
Cash provided by (used for) financing
Issuances of long-term debt	240,000	705,000
Payments of long-term debt	(1,085,563)	(675,212)
Short-term borrowings	(10,500)	(3,200)
Tax distributions to members	(127,884)	(2,753)
Repurchase of management equity units	(28,398)	(249)
Cash paid for termination of interest rate swaps	(11,918)	—
Proceeds from changes to interest rate swaps	—	2,848
Other	(4,185)	(2,666)
Cash provided by (used for) financing	(1,028,448)	23,768
Increase in cash and cash equivalents	183,056	29,668
Balance at beginning of the period	57,623	45,169
Balance at end of the period	$240,679	$74,837

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2007 Annual Report on Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.  Net income (loss) for all periods presented involved estimates and accruals.

(a)          On February 22, 2008, Boise Cascade, L.L.C., our wholly owned direct subsidiary, sold the Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.) for cash and securities equal to $1.6 billion, plus working capital adjustments.  In connection with the Sale, we recognized $(3.3) million, $4.7 million, and $8.1 million in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three and six months ended June 30, 2008, and three months ended March 31, 2008.  After the transaction, we continue to own 100% of our Building Materials Distribution and Wood Products segments.  Immediately following the Sale, Boise Cascade, L.L.C., distributed the equity securities received in the transaction to us.  Subsequent to the transaction, we recorded our investment in Boise Inc. in “Investment in equity affiliate” on our Consolidated Balance Sheet and our share of Boise Inc.’s net loss in “Equity in net loss of affiliate” in our Consolidated Statements of Loss.  For more information related to the Sale, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended June 30, 2008.

(b)         The equity interest that we own in Boise Inc. represents a significant continuing involvement.  As a result, the operating results of the Paper and Packaging & Newsprint businesses are included in continuing operations through the February 22, 2008, transaction date.  Therefore, relative to the three months ended March 31, 2008, and the three and six months ended June 30, 2007, the variances in sales and costs and expenses in our Consolidated Statements of Income (Loss) are largely attributable to the Sale.

(c)          In June 2008, we sold the promissory note from Boise Inc. for $52.8 million, after selling expenses, and we recorded an $8.3 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statements of Loss for the three and six months ended June 30, 2008.

The three and six months ended June 30, 2007, included a $4.4 million gain for changes in our retiree healthcare programs.

(d)         The three and six months ended June 30, 2008, included $0.7 million of income and $4.0 million of expense related to the change in the fair value of the contingent value rights (CVRs) that we and Terrapin Partners Venture Partnership granted to certain Boise Inc. investors in connection with the Sale.  The three months ended March 31, 2008, included $4.8 million of expense related to the fair value of the CVRs.  For more information related to the CVRs, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended June 30, 2008.

(e)          Relative to the three and six months ended June 30, 2007, the decrease in interest expense is primarily attributable to the significant reduction in our long-term debt.  We used the majority of the proceeds from the Sale to pay down long-term debt.

(f)            EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps and contingent value rights), income taxes, and depreciation, amortization, and depletion.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended June 30, 2008 and 2007, and March 31, 2008:

	Three Months Ended
	June 30		March 31,
	2008	2007	2008
	(unaudited, in thousands)
BC Holdings, L.L.C., net income (loss)	$(15,396)	$28,898	$(24,438)
Change in fair value of contingent value rights (d)	(743)	—	4,773
Change in fair value of interest rate swaps	—	(5,395)	6,284
Interest expense (e)	6,427	24,352	15,381
Interest income	(2,559)	(642)	(2,601)
Income tax provision (benefit)	(23)	3,450	1,155
Depreciation, amortization, and depletion	8,684	40,722	10,035
BC Holdings, L.L.C., EBITDA	(3,610)	91,385	10,589
Loss on sale of note receivable from related party (c)	8,313	—	—
Equity in net loss of affiliate (a)	8,845	—	8,552
Boise Cascade, L.L.C., EBITDA	$13,548	$91,385	$19,141

The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the six months ended June 30, 2008 and 2007:

	Six Months Ended
	June 30
	2008	2007
	(unaudited, in thousands)
BC Holdings, L.L.C., net income (loss)	$(39,834)	$39,435
Change in fair value of contingent value rights (d)	4,030	—
Change in fair value of interest rate swaps	6,284	(5,395)
Interest expense (e)	21,808	46,695
Interest income	(5,160)	(1,243)
Income tax provision	1,132	4,673
Depreciation, amortization, and depletion	18,719	81,082
BC Holdings, L.L.C., EBITDA	6,979	165,247
Loss on sale of note receivable from related party (c)	8,313	—
Equity in net loss of affiliate (a)	17,397	—
Boise Cascade, L.L.C., EBITDA	$32,689	$165,247